UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): July 8, 2014

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road, Suite 230 Denville, NJ, 17834
(Address of Principal Executive Offices and Zip code)

Registrant’s telephone number, including area code: (973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into A Material Definitive Agreement

On July 8, 2014, Healthcare Corporation of America (the “Company”) entered into a Consulting Agreement with Monarch Bay Securities, LLC (“MBS”) pursuant to which MBS was engaged to provide financial consulting services to the Company. MBS will provide advisory services in connection with the Company’s capitalization, changes in the Company’s corporate structure, and alternative uses of corporate assets. MBS shall also render other financing consulting or investment banking services as may from time to time be agreed upon by MBS and the Company.

In consideration for its services, the Company issued three million restricted shares of the Company’s Common Stock to MBS.  MBS was given piggyback registration rights with respect to the shares.

Item 3.02              Recent Sale of Unregistered Securities

As discussed in Item 1.01, on July 8, 2014, the Company issued three million shares of its Common Stock to MBS in connection with certain advisory services to be provided by MBS.  The shares of common stock were issued in connection with transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Consulting Agreement by and between Healthcare Corporation of America and Monarch Bay Securities, LLC dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        HEALTHCARE CORPORATION OF AMERICA

Dated:  July 16, 2014

                                                                                                        By:   /S/ Natasha Giordano
                                                                                                                Name:  Natasha Giordano
                                                                                                                Title:    Chief Executive Officer